U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------
                               AMENDMENT NO. 3
                                     TO
                                  FORM SB-2
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                            ---------------------

                              THE FLOWER VALET
                ---------------------------------------------
               (Name of small business issuer in its charter)

Nevada                              5960                          32-0027992
(State or other              (Primary Standard                 (IRS Employer
jurisdiction            of Industrial Classification          Identification
incorporation                 or Code Number)                        Number)
organization)

                      2950 E. Flamingo Rd., Suite B-A1
                            Las Vegas, NV  89121
                               (702) 866-5833
        (Address and telephone number of principal executive offices)
                            ---------------------
                      2950 E. Flamingo Rd., Suite B-A1
                            Las Vegas, NV  89121
   (Address of principal place of business or intended principal place of business)

                      Christine L. Szymarek, President
                              THE FLOWER VALET
                      2950 E. Flamingo Rd., Suite B-A1
                            Las Vegas, NV  89121
                               (702) 866-5833
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                         Donald J. Stoecklein, Esq.
                            Stoecklein Law Group
                                Emerald Plaza
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                       Calculation of Registration Fee

                                                     Proposed
                                         Proposed     Maximum
                             Amount to   Offering    Aggregate   Amount of
   Title of Each Class of        be      Price Per   Offering   Registration
Securities to be Registered  Registered  Share (1)   Price (1)      Fee
Common Stock, $.001 par
value                        1,000,000     $0.10     $100,000      $9.20
                             ----------  --------   ----------- -----------
           TOTAL             1,000,000      N/A      $100,000      $9.20
                             ==========  ========   =========== ===========

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to Completion, dated _______  __, 2002

Initial Public Offering
     PROSPECTUS

                                FLOWER VALET



             Maximum Offering - 1,000,000 Shares of Common Stock
              Minimum Offering - 300,000 Shares of Common Stock
                               $0.10 per share
The Offering

                                    Per share       Minimum       Maximum
                                                     Total         Total
Public Price                          $0.10         $30,000      $100,000
Commissions                            $0             $0            $0
Proceeds to THE FLOWER VALET.         $0.10         $30,000      $100,000

We are offering to the public a minimum of 300,000 and a maximum of 1,000,000 shares of common stock, at $0.10 per share, on a "best efforts," basis through our sole officer/director and our selling agent. If we do not sell the minimum of 300,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective shareholders and no arrangement to place funds in an escrow, trust, or similar account.
                          ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See "Risk Factors" beginning on page 3 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ________________________
The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State. We intend to file a registration by coordination in the State of Nevada.

           THE DATE OF THIS PROSPECTUS IS _________________, 2002.

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              2
Risk Factors                                                               2
Special Note Regarding Forward-Looking Information                         5
Capitalization                                                             6
Use of Proceeds                                                            7
Determination of Offering Price                                            8
Dilution                                                                   8
Plan of Distribution and Terms of the Offering                             9
Litigation                                                                10
Management                                                                10
Principal Stockholders                                                    11
Description of Securities                                                 11
Legal Matters                                                             14
Experts                                                                   14
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                            14
Our Business                                                              15
Reports to Stockholders                                                   22
Management's Discussion and Analysis of Financial
Condition and Plan of Operations                                          22
Facilities                                                                25
Market Price Of Common Stock                                              26
Dividends                                                                 26
Executive Compensation                                                    26
Certain Relationships and Related Party Transactions                      27
Shares Eligible for Future Sale                                           27
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                       28
Index to Financial Statements                                             29
Report of Independent Certified Public Accountant                        F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Changes in Stockholders' Equity                             F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

                             Prospectus Summary

     The Flower Valet is a development stage company incorporated in the State of Nevada in August of 2002. We were formed to engage in the business of marketing, selling and distributing floral products, gifts and gourmet foods through our website, www.flowervalet.com. On September 3, 2002, we became an affiliate of LinkShare, which allows us to operate our website as a portal with various links to online suppliers of floral products, gifts and gourmet foods. Although this affiliation with LinkShare allows us immediate online access to numerous vendors, we are highly dependent upon LinkShare to provide a link from our website to the website of our vendors. Additionally, we are highly dependent on LinkShare to track the traffic from our visitors and the sales from our customers. As a result of our recent formation, we have not generated any revenues. However, we anticipate generating revenues from our website, which will primarily consist of commissions paid to us from online suppliers that complete sales from consumers that are forwarded to their website by our link.

The Flower Valet's address and phone number is:
     THE FLOWER VALET
     2950 E. Flamingo Rd.
     Suite B-A1
     Las Vegas, Nevada 89121
     (702) 866-5833
                                The Offering

Securities Offered.                     Minimum Shares Offered: 300,000
                                        shares of common stock
                                        Maximum   Shares  Offered:  1,000,000
                                        shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   350,000 shares of common stock

Common Stock Outstanding
     after Offering.                    Minimum Shares sold: 650,000 shares
                                        Maximum Shares sold: 1,350,000 shares

Estimated Total Proceeds.               Minimum Shares Sold: $30,000
                                        Maximum Shares Sold: $100,000

Net Proceeds after Offering Expenses.   Minimum Shares Sold: $25,700
                                        Maximum Shares Sold: $85,500

Use of Proceeds.                        Other than the expenses of the
                                        offering, the proceeds of the
                                        offering will be used for; salaries,
                                        office lease, office equipment,
                                        telephone, office supplies, internet
                                        service fees, website development,
                                        corporate filing fees, business
                                        license and taxes, advertising and
                                        general working capital.

                        Summary Financial Information

     The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.


 Operating Statement Data:                         For the Period
                                                     August 22,
                                                        2002
                                                   (Inception) to
                                                     August 31,
                                                   2002 (audited)
 Income Statement Data:
 Revenues:                                          $            0
 Expenses:                                                     976
                                                    --------------
 Net (Loss) from Operations                                  (976)
                                                    ==============
 Loss per share                                     $       (0.00)
                                                    ==============

 Balance Sheet Data:                                As at August
                                                      31, 2002
                                                      (audited)
 Total Assets.                                      $        6,024
 Liabilities.                                                    0
                                                    --------------
 Stockholders' Equity.                              $        6,024
                                                    ==============

                                Risk Factors

     Investors in The Flower Valet should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in August 2002 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

     We were incorporated in August of 2002 as a Nevada corporation. As a result of our recent start up we have yet to generate revenues from operations and have been focused on organizational, start-up, and market analysis activities since we incorporated. Although we have established our website and linked our site to the marketers of floral products, gift baskets, and gourmet foods, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to The Flower Valet of Ms. Szymarek's services would have an adverse effect on our business, operations and prospects.

     Our business plan is significantly dependent upon the abilities and continued participation of Christine L. Szymarek, our sole officer and director. Although Ms. Szymarek is not irreplaceable it would be difficult to replace Ms. Szymarek at such an early stage of development of The Flower Valet. The loss by or unavailability to The Flower Valet of Ms. Szymarek's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Szymarek, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Szymarek, then, in that event we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Ms. Szymarek has no experience in running either a public or private company. The lack of experience in operating either a public or private company could impact our return on investment, if any.

     As a result of our reliance on Ms. Szymarek, and her lack of experience in operating either a private or public company, our investors may be at risk in losing their entire investment. Although Ms. Szymarek intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Until such management is in place, we are reliant upon Ms. Szymarek to make the appropriate management decisions based upon her lack of experience.

Ms. Szymarek may become involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Szymarek's limited time devotion, less than 10 hours per month, to The Flower Valet could have an adverse effect on our operations.

     As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Szymarek may in the future be involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Szymarek will devote only a portion, less than 10 hours per month, of her time to our activities. As our sole officer and director, decisions are made at her sole discretion and not as a result of compromise or vote by members of a board.

We are significantly dependent upon our relationship with LinkShare. The termination of our agreement with LinkShare would cause us to establish direct links with various vendors and obtain software capable of tracking our transactions. We have no independent knowledge of the financial condition of LinkShare.

     Our affiliation with LinkShare provides us links with our vendors. Additionally, it is LinkShare's software which tracks individuals either purchasing products from our vendors as the result of links from our website, or individuals merely viewing our site. In the event of a termination of our relationship with LinkShare, we may be unable to incur the cost of our own software to track our customers and we may be unable to establish relationships with vendors. Either one of these events could cause us the inability to continue in business. LinkShare reserves the right to take, at any time, any of the following actions:
* Add, remove or otherwise change the terms or provisions of the Agreement with LinkShare, or replace the Agreement in its entirety;
* Add, remove, suspend or discontinue any aspect of any Network, limit, restrict, condition or deny access to or use of all or part of any LinkShare Network or otherwise change any Network or our right to use any Network; or
* Charge fees for continued access to or use of any Network or any aspect thereof or any services that LinkShare provides or make available to us.

     The ability of LinkShare to modify our contractual relationship to the extent stated above, in essence allows LinkShare to unilaterally modify or terminate our agreement.

     Additionally, we are unaware of the financial stability of LinkShare. In the event LinkShare was unable to remain in business as a result of financial instability, it would have the same effect as a termination of our agreement with LinkShare.

We are subject to substantial competition, which includes competition from other affiliates of LinkShare.

     We will encounter aggressive competition in our industry, including affiliates of LinkShare, who have the same or greater ability as we do to seek customers. Our ability to compete in the marketplace will be dependent upon our ability to cause customers to utilize our website, which we believe is a function of our ability to fund our advertising budget, and utilize our advertising budget in a cost effective method.

We will require additional financing in order to implement our marketing plan. In the event we are unable to acquire additional financing, we may not be able to implement our market plan resulting in a loss of revenues and ultimately the loss of your investment.

     Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities for our products. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our initial business operations.

     Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern. If we are unable to continue as a going concern, it is likely that you will lose your investment.

     As a result of our deficiency in working capital at August 31, 2002 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

We may never become profitable or sell any products, which could result in the loss of your investment.

     We have had no revenue since our incorporation in August 2002. We have yet to generate any significant sales of products through our website, www.flowervalet.com ; however our website is operational. Even after we commence the sale of products there is no guarantee that we will become profitable. Our industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

     As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

About this Prospectus

     You should only rely on the information contained in this prospectus.
We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a "best efforts," basis only in jurisdictions where offers and sales are permitted.

Available Information

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended.

     All of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's website (http://www.sec.gov).

     We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that The Flower Valet files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                            Public Reference Room
                           450 Fifth Street, N.W.
                                  Room 1024
                           Washington, D.C. 20549
                          Telephone 1(800)-SEC-0330

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                               CAPITALIZATION

     The following table sets forth our capitalization at August 31, 2002, after giving effect to and as adjusted to give effect to the sale of the 300,000 shares minimum and 1,000,000 shares maximum offered in this prospectus.

                                                                   As at
                                                                August 31,
                                                                   2002
                                                                 (audited)
 Current Liabilities:                                           $          0

 Stockholders' Equity:
      Common Stock, $0.001 par value; 100,000,000 shares
 authorized;
      350,000 shares issued and outstanding                              350
      650,000 shares issued and outstanding as adjusted
 following 300,000 shares minimum offering
      1,350,000 shares issued and outstanding as adjusted
 following 1,000,000 shares maximum offering
      Preferred Stock, $0.001 par value; 10,000,000 shares
 authorized: no shares issued                                              0
 Additional paid-in capital                                            6,650
 Offering Expenses                                                        --
 Deficit accumulated during development stage                          (976)
                                                                ------------
      Stockholders' Equity                                             6,024
                                                                ------------
 Total Capitalization                                           $      6,024
                                                                ============
 Weighted average number of common shares outstanding                350,000
                                                                ============

                               USE OF PROCEEDS

     The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $4,514.70, the minimum net proceeds of this offering $25,700 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

     The minimum net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,700, and the maximum net proceeds are estimated to be approximately $85,500. We intend to utilize the estimated net proceeds following the offering for the following purposes:

                                             Minimum Amount  Maximum Amount
 Total Proceeds                                 $30,000         $100,000

 Less: Offering Expenses
  Legal (1)                                      $2,000         $10,000
  Accounting (2)                                 $1,000          $1,000
     Copying                                      $200           $1,000
     SEC  & State Filing Fees                     $500            $500
     Subscription Processing                      $600           $2,000
                                              ------------    ------------
 Net Proceeds from Offering                     $25,700         $85,500
                                              ============   =============
 Use of Net Proceeds

      Salaries (3)                               $6,000         $20,000
      Office Lease                                $180           $6,000
      Office Equipment                           $1,000          $2,500
      Telephone                                   $500           $2,000
      Office Supplies/Postage                     $500           $1,500
      Internet Service Fees                       $300            $300
      Website Development (4)                     -0-            $5,000
      Corporate Filing Fees                       $110            $110
      Business Tax                                $100            $100
      License Fees                                $150            $150
      Advertising (5)                            $8,500         $30,000
      Legal and Accounting Fees                  $3,500          $7,500
      Working Capital(6)                         $4,860         $10,340
                                              ------------    ------------
 Total Use of Net Proceeds                      $25,700         $85,500
                                              ============   =============


(1) Legal. Our agreement with the Stoecklein Law Group is based upon the firms representation of our company for the next two years. Included in this representation is our agreement to pay $2,000 out of the minimum proceeds; however if we are successful in reaching the maximum proceeds or any portion thereof, we will pay an additional amount up to $10,000, pro rated based upon the amount raised over and above the minimum proceeds.
(2) Accounting. $1,500 of the accounting cost of this offering has been advanced by the Company out of cash on hand.
(3) Salaries. Our existing agreement with our sole officer and part time employee is that we will incur no expense for salaries until either funds are raised through this offering or revenues are generated. As of the date of this offering, no salaries have been paid or accrued. Upon completion of this offering we will commence paying our officer $500 per month.
(4) Website Development. Although our website is functional at this time, and capable of generating sales, we anticipate utilizing the website development fund to enhance the website, making the website more user friendly, while at the same time linking the website with tag line information, which is anticipated to cause a significant number of individuals to visit the website. Tag line information consists of key words placed at strategically located positions within our website which provide for the access of our site to individuals searching for information utilizing any of the key words. Additionally, we anticipate developing a marketing impact capability for the site by creating a method of determining the number and types of individuals utilizing the site. The marketing impact capability for the website is a method of website development that provides us with key marketing information when customers make contact with our website. We anticipate utilizing the information to determine our best marketing direction. This enhancement of the site will be paid for through this allocation.
(5) Advertising. Advertising includes expenditures for advertising primarily through banner ads on the Internet. Our best estimate for advertising costs include general search engine submissions such as MSN bCentral - $1,000; general banner advertising - $4,000; Sponsor Advertising (website traffic generator) - $1,000; Extreme Marketing Program (website generator) - $1,000; and other non designated advertising $1,500. As of the date of this offering we have no expenditures for advertising. Any existing forms of advertising have occurred as the result of our active website and our attempts to place our website with effective free search engines. If we achieve the maximum proceeds, then in that event we currently anticipate utilizing the additional funds allocated to advertising to the same categories as above in proportion to the amounts provided.
(6) Working Capital. We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise. We anticipate utilizing some of the working capital for such items as letterhead, postage, telephone expenses, and general office administrative purposes.

                       DETERMINATION OF OFFERING PRICE

     We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following:
*    our start up status;
* prevailing market conditions, including the history and prospects for the industry in which we compete;
*    our future prospects; and
*    our capital structure.

     Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                  DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At August 31, 2002 our common stock had a pro forma net tangible book value of approximately $6,024 or $0.02 per share. After giving effect to the receipt of the net proceeds from the minimum and maximum offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at August 31, 2002, would have been $30,224 or $0.05 per share in the minimum offering and $90,024 or $0.07 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $0.03 in the minimum offering and $0.05 per share in the maximum offering. This results in immediate dilution per share to investors of $0.05 or 53.50% in the minimum offering and $0.03
or 33.32% in the maximum offering.   The following table illustrates dilution
to investors on a per share basis:

                                                             Minimum Maximum
 Offering price per share                                      $0.10   $0.10
 Net tangible book value per share before offering             $0.02   $0.02
 Increase per share attributable to investors                  $0.03   $0.05
 Pro forma net tangible book value per share after             $0.05   $0.07
 offering
 Dilution per share to investors                               $0.05   $0.03

     The following table summarizes, as of August 31, 2002, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

     The table below assumes the sale of the 300,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                                                      Total Cash    Average
                                 Shares Purchased   Consideration    Price
                                                                      Per
                                                                     Share

                                  Amount  Percent  Amount   Percent
 Original Stockholders           350,000    54%    $7,000   18.91%   $0.02
 Public Stockholders             300,000    46%    $30,000  81.09%   $0.10
      Total                      650,000   100%    $37,000   100%

     The table below assumes the sale of the 1,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                                Shares Purchased      Total Cash    Average
                                                    Consideration    Price
                                                                      Per
                                                                     Share
                                 Amount   Percent  Amount   Percent
 Original Stockholders          350,000     26%    $7,000     6.5%    $0.02
 Public Stockholders           1,000,000    74%    $100,000   93.5%   $0.10
      Total                    1,350,000   100%    $107,000   100%

               PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

     This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell at least the 300,000 shares (minimum offering amount) offered in this prospectus. If the minimum number of shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

     We are offering a minimum three hundred thousand (300,000) shares and a maximum of one million (1,000,000) shares, at ten cents ($0.10) per share. We can give no assurance that the minimum number of shares will be sold. If subscriptions are received for fewer than 300,000 shares, no shares will be sold.

     Funds received prior to reaching the 300,000 shares will be held in a non-interest bearing segregated account and will not be used until the offering is completed. The segregated account is an account separated from our existing operations account set up for the sole purpose of receiving the proceeds of this offering. If we do not sell 300,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the 180 days.

     If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

     We will sell the shares on a "best efforts," basis through our sole officer and director, Christine L. Szymarek, and our selling agent Todd Ream, neither of which will receive any commission in connection with the sale of shares, although we will reimburse either individual for expenses incurred in connection with the offer and sale of the shares. In addition, Mr. Ream, a Uniform Securities Agent, registered as agent for the Company as issuer in Nevada for the offering, will receive a fee, $600 if the minimum offering is achieved and $2,000 if the maximum offering is achieved, for handling the book keeping related to the sale of the shares. Ms. Szymarek will be relying on, and complying with, Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, she must be in compliance with all of the following:

*    she must not be subject to a statutory disqualification;
* she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
*    she must not be an associated person of a broker-dealer;
* she must restrict participation to transactions involving offers and sale of the shares;
* she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* she must restrict participation to written communications or responses to inquiries of potential purchasers.

     Ms. Szymarek will comply with the guidelines enumerated in Rule 3a4-1. Ms. Szymarek, nor any affiliates will be purchasing shares in the offering.

     You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                 LITIGATION

     We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

                                 MANAGEMENT

     The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Christine L. Szymarek is our sole officer and director. Information as to the director and executive officer is as follows:

 Name                   Age  Title
 Christine L.           39   President, Secretary/Treasurer, Director
 Szymarek

Duties, Responsibilities and Experience

Christine L. Szymarek. President, Secretary/Treasurer, Director and founder of The Flower Valet from August 22, 2002, inception to present. From December 2001 to present Ms. Szymarek worked on developing various business marketing concepts, which included The Flower Valet. Ms. Szymarek currently spends at least 2.5 hours per week on The Flower Valet business. From June 1999 to December 2001, Ms. Szymarek was employed by 7-Eleven, Inc. as a marketing consultant. From September 1990 to April 1999, Ms. Szymarek was employed by United Parcel Service as an operations supervisor.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 300,000 shares minimum and 1,000,000 shares maximum of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. The address of each person is care of The Flower Valet.

                                                         Percent    Percent
                                              Percent     After      After
                                    Number    Before     Offering  Offering
     Name of Beneficial Owner     Of Shares  Offering   (Minimum)  (Maximum)
 Christine L. Szymarek             350,000     100%        54%        26%
 All Directors, Officers and
 Principle Stockholders as a
 Group                             350,000     100%        54%        26%

     "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 350,000 shares were outstanding as of the date of this prospectus. Upon sale of the minimum 300,000 shares, we will have outstanding 650,000 shares of common stock. Upon the sale of the maximum 1,000,000 shares, we will have outstanding 1,350,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of The Flower Valet, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

     Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:
     *    the voting powers;
     *    designations;
     *    preferences; and
     * relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
          *    dividend rights (including whether dividends are cumulative);
          *    dividend rates;
          *    terms of redemption (including sinking fund provisions);
          *    redemption prices;
          *    conversion rights; and
          * liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

     The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

               *    20 to 33%
               *    33% to 50%
               *    more than 50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;
     * has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
*    does business in Nevada directly or through an affiliated corporation.
At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of The Flower Valet, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of The Flower Valet. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

     * an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
* an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
* representing 10 percent or more of the earning power or net income of the corporation.

     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

     * the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher;
* the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
* if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                                LEGAL MATTERS

     The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Our agreement with the Stoecklein Law Group is based upon the firms representation of our company for the next two years. Included in this representation is our agreement to pay $2,000 out of the minimum proceeds for our registration; however if we are successful in reaching the maximum proceeds or any portion thereof, we will pay an additional amount up to $10,000 for our registration, pro rated based upon the amount raised over and above the minimum proceeds. Additionally, we understand that we will be billed for legal services for other than the registration based upon legal work performed, if any.

                                   EXPERTS

     The financial statements of The Flower Valet as of August 31, 2002 are included in this prospectus and have been audited by Beckstead and Watts, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                         DISCLOSURE OF COMMISSION'S
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     No director of The Flower Valet will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

     *    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting The Flower Valet. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in The Flower Valet in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

                                OUR BUSINESS

Overview

     The Flower Valet is a development stage company incorporated in the State of Nevada in August of 2002. We were formed to engage in the business of marketing, selling and distributing floral products, gifts and gourmet foods through our website, www.flowervalet.com. On September 3, 2002, we became an affiliate of LinkShare, which allows us to operate our website as a portal with various links to online suppliers of floral products, gifts and gourmet foods. As a result of our recent formation, we have not generated any revenues. However, we anticipate generating revenues from our website, which will primarily consist of commissions paid to us from online suppliers that complete sales from consumers that are forwarded to their website by our link.

     Our website has been initially designed to operate on the basis of an advertising media. Through our planned advertising, either on the internet through banner ads, magazines, word of mouth, or radio and television, we have an expectation of attracting traffic to our website for individuals and corporate entities interested in either ordering floral products, gift baskets, gourmet foods, gifts, etc., or merely desiring to join our "Valet Reminder Program."

The way our website works:

     Our website operates as a portal (a window) through which our customers will be able to access online merchants (that is websites that sell goods) that offer floral products, gift baskets, gifts, and gourmet foods. Generally these goods are items, which customers desire to send to other individuals by way of remembering some special occasion. To assist in directing traffic to our site we also intend to provide a service through our "Valet Reminder Program."

     The Valet Reminder Program, when and if operational, is intended to provide an easy method by which our customers can register to be notified via e-mail as a reminder a few days prior to an occasion to remind the customer of an occasion and to recommend specific gifts and/or flowers.

     To establish our business plan at the lowest possible cost, we have joined the affiliate program of LinkShare, a private company offering our company, on a non-exclusive basis, the ability to link with online merchant sites. LinkShare's affiliate program is a partnership between our site and online merchants (that is, a website that sells goods or services). Other than being a member of LinkShare's affiliate program, we have no other affiliation with LinkShare.

     LinkShare's principal line of business is to create and operate online networks that enable businesses to form commercial relationships by linking their websites to the websites of other businesses. Businesses that join one of LinkShares networks can:

*    find the right web sites with which to establish links;
* negotiage the terms of their relationships with the businesses that own those websites; and
*    evaluate the success of those relationships.

     LinkShare's first network, The LinkShare NetworkT, brings together merchants selling products or services to consumers with website owners willing to promote those products and services on their websites. Merchants who join The LinkShare NetworkT can establish promotional links on thousands of websites owned by independent website publishers who join the network as "affiliates." When a visitor to an affiliate's website clicks through a promotional link to a merchant's site and takes a prescribed action, such as buying a product or completing a form, that merchant pays a commission to that affiliate and to LinkShare.

          LinkShare provides the software and operates the systems through which:

     * merchants offer to pay commissions to affiliates who agree to carry their promotional links;
* merchants screen affiliates and select those with whom they wish to form a marketing relationship;
* links are created between the websites of merchants and affiliates who form relationships; and
* Internet user traffic through these links is tracked and used to create detailed online reports accessible by both merchants and affiliates.

     The LinkShare NetworkT currently has over 600 merchants and hundreds of thousands of affiliates, according to LinkShare.

     As a result of our agreement with LinkShare we are able to join a merchant's program, providing us the opportunity to link directly to the merchant's site. LinkShare hosts a password-protected website that offers affiliates such as us to choose amongst some 600 merchants. Through the password-protected LinkShare site we can obtain detailed reports about how our links are performing and how much they have earned. Prior to linking to the merchant's site, each merchant must independently review our site and approve our link to their site. We incur no costs associated with either LinkShare or the online merchant, as their revenues, just like ours, are generated through the sale or in some cases traffic driven to the merchant's site.

     Our source of revenues are generated from the visitors who enter our site as the result of our advertising. The visitors who link to one of our merchant's sites and make a purchase cause a chain of events as follows:

* A purchase is made directly with a merchant with whom we have linked our website;
*    The product is shipped direct from that merchant;
* The merchant is paid by the visitor to our site who was linked to the merchant's site and became a customer;
*    The merchant pays a commission to LinkShare;
* LinkShare sends us a check for our portion, which is a net amount approximating between 6 and 14% of the purchase price of the item acquired by the customer/visitor; and
* LinkShare NetworkT tracks our transactions to generate several reports that allows us to track the efficiency of our site, track the revenues, track the payments to us, etc.

     LinkShare's payment process is to pay commissions on an ongoing basis, whenever there are funds in an affiliate's account exceeding $25.00.

     Our expenses in the transaction relate to our cost of advertising. We do not incur any costs associated with the link with either LinkShare or the merchant, as our proceeds are commissions net of any such costs.

     When our visitors open our website a multitude of links to online affiliate merchants is displayed, which allows the visitor to access various different websites offering floral products, gifts, gourmet foods, etc. The visitor is free to browse all of the links to search and fulfill their individual shopping needs. Individual sales are processed directly by the merchant through their website with a commission paid to us for the link referral. When a visitor from our site clicks on a link and goes to a merchant's site, LinkShare keeps track of all of the transactions that the visitor makes. If that visitor buys something on the merchant's site, we receive a commission. In some cases, affiliates of LinkShare are compensated even if the visitor doesn't buy anything, just for having driven traffic to the merchant's site.

     The transaction between our customer, our website, and the online affiliate merchant is tracked by software provided by LinkShare. The LinkShare Signature Technology provides us the ability to track and generate detailed reports on the commerce activity generated by our website. As a result of our having the ability to review reports on a daily basis we are able to audit activity daily. However, we are still vulnerable to the LinkShare tracking program; which requires random transactions by us to verify the accuracy of the LinkShare reports.

     To utilize the LinkShare Signature Technology, we have agreed to be bound by LinkShare's "Affiliate Membership Agreement," through an electronically stored agreement. As a result of our agreement with LinkShare we have been provided both a Username and Password to access LinkShare information including the reports generated by LinkShare through their website at www.linkshare.com.

     Our Affiliate Membership Agreement with LinkShare has provided us the ability to accept link offers by several online merchants. As of the date of this offering, we have established and been approved for links with the following merchants: Harry and David, 1-800-flowers.com, The Franklin Mint, GiftBaskets.com, Hickory Farms, Internet Florist, The Sharper Image, SpencerGifts.com, Tabasco Country Store, Things Remembered, Windsor Vineyards, and 800wine.com. Our geographical limitations for visitors are limited only to having internet access; however our geographical limitations for merchant transactions are based upon limits of where merchants are willing to process and ship the orders for goods and services.

     Although our Affiliate Membership Agreement with LinkShare does not prevent us from doing business with vendors or merchants whom are not members of the LinkShare program, we would not have the benefit of LinkShare NetworkT, which tracks our transactions. Additionally, our agreement with LinkShare does not allow us to deal direct with the LinkShare merchants without causing the transaction to go through the LinkShare NetworkT. Since we are allowed, under our agreement with LinkShare, to contract with other merchants, we are exploring the possibility of utilizing other companies who perform the same function as LinkShare.

     The most direct benefit of our affiliation with LinkShare and the online merchant is our ability to focus our energy and limited finances on creating brand recognition. We can focus on brand recognition as a result of our not having the obligations of establishing a retail selling organization.

OUR  STRATEGY

     Our objective is to be a major e-commerce provider of flowers, gifts, gourmet foods and related products.

     As a result of our limited staff, Ms. Szymarek, and our lack of financing, we are unsure as to the rapidity of implementing our plan of operation. At our current level, with no additional funding, and our limited ongoing expenses, we could stay in business for at least 12 months, however we would not expect to generate any meaningful revenues. However, with the availability of funds for advertising we anticipate meeting the milestones as referenced in the section entitled "Management's Discussion and Analysis of Financial Condition and Plan of Operations - Plan of Operation - Milestones."

     Our target market initially consist of individuals who are computer literate and are existing buyers of e-commerce marketed products. These are individuals who have an existing knowledge and propensity to make consumer product acquisitions over the Internet. Additionally, these targeted consumers are consumers who are busy and desire the ability to acquire gift type items at the touch of a button. In addition to this market, we will be seeking out the corporate gift market. This targeted market includes various businesses who have personnel involved in the sending of appreciation or thank you type gifts. Our site is intended to make it simple for these entities to have their personnel acquire appreciation gift items at a minimal disturbance and cost to the entity.

The key elements of our strategy to achieve this objective are:

     Aggressively Extend Our Brand. Our goal is to make The Flower Valet brand synonymous with flowers, gifts, and gourmet foods when remembering items for special occasions. To do this we intend to invest in the development of our brand and in communicating the benefits and convenience of shopping with The Flower Valet.

     When financed, we intend to:

     *    expand our Internet advertising and promotion;
*    develop public relations programs; and
* develop and maintain new strategic relationships with Internet companies.

     Increase the Number of Online Customers. Our goal is to initially create the online use, by customers, of our website, and then to eventually allow customers to place orders directly through our website. To achieve this goal, we intend to:

     *    actively promote our website through web portals and online networks;
* aggressively expand our online affiliate program, in which we link our website to those of online merchants, thus providing greater product lines to our customers; and
*    promote our website in our advertising campaigns.

     Continue to Upgrade Our Technology Infrastructure. At the outset we will be relying totally on the technology infrastructure of others, such as LinkShare and the technology of the online merchants with whom we link our site. However, once we have established our business plan we intend to continue to make significant investments and use the best available technologies in order to improve the functionality of our website and our underlying operations.

     Enhance Our Customer Relationships. We intend to enhance our relationships with our customers, encouraging more frequent and more extensive use of our website, by introducing enhanced product-related content and interactive features such as our Valet Reminder Program. Further, we intend to personalize the features of our website and increase our use of both customer and recipients' information to target product promotions, remind our customers of upcoming occasions and convey other marketing messages.

HOW WE EARN REVENUES

     Revenues are generated from commissions earned on the various products purchased by our visitors, whether floral products, gifts, gourmet foods, or some other form of products offered by the links to online merchants we have on our website. When one of our visitors makes a purchase from one of our merchant links, a payment is generated to LinkShare, who in turn sends us a commission check, when our account with LinkShare exceeds $25. The commissions vary between 6% and 14%, and are based upon arrangements with the different online merchants and the individual products sold.

     LinkShares hosts a password-protected website that offers us the ability to link our website to the website of online merchants. On the site we also have the ability of adding new online merchants that we deem proper for our website and business plan. LinkShare provides the reports about how the links are performing and how much they have earned. When a customer of ours clicks on a link and goes to a merchant's site, LinkShare keeps track of all of the transactions that the customer makes. If that customer buys something on the merchant's site, we receive a commission.

     Although our website, www.flowervalet.com, is currently operational we have yet to receive any significant revenues. We believe that the $30,000 minimum raised in this offering will provide sufficient capital to continue operations, including commencement of advertising, and be in business for 12 months. In the event that we are unsuccessful in raising the funds under this offering, then in that event we will be forced into abandoning our advertising program under our plan of operation, which would cause us to magnify the time period required to create any significant revenues. However; as a result of our website being operational, we can continue operations for at least 12 months. If we were to terminate our website for any reason, then in that event we would not be able to continue in business. Our plan of operation is significantly based upon our ability to generate business over the Internet. We do not have the resources nor do we intend to generate retail sales in the traditional methods within the near future. We believe that in the event we are able to raise the $100,000 maximum of this offering that we will be able to implement our advertising campaign. We plan to raise additional capital through additional equity or debt financings in the future. We have not had any discussions with any person or entity in reference to such financings.

     We intend to target these markets through continued advertising in trade magazines, newspapers, and websites oriented to our target market.

Risk Management Insurance

     We do not maintain a liability insurance program, as we have not commenced the distribution of products or services to the general public or others. We intend to initially rely on the insurance of our online affiliate merchants. Our proposed insurance program, once implemented, will include property, casualty, and comprehensive general liability coverage. Management believes that the proposed insurance program, when completed, is intended to be adequate. There can be no assurance that we will be able to obtain or maintain such liability insurance.

Competition

     There are many companies that offer products in the floral, gift, and gourmet food categories. In the floral category, our competitors include:

     *    retail floral shops, some of which maintain toll-free numbers;
*    online floral retailers;
*    catalog companies that offer floral products;
*    floral telemarketers and wire services; and
*    supermarkets and mass merchants with floral departments.

     Similarly, the gift and gourmet food categories are highly competitive. Each of these categories encompasses a wide range of products and is highly fragmented. Products in these categories may be purchased from a number of outlets, including mass merchants, retail specialty shops, online retailers and mail-order catalogs.

     Competition is intense and we expect it to increase. Increased competition could result in:

*    price reductions, decreased revenue and lower profit margins;
*    inability to gain market share;
*    loss of market share once, and if gained; and
*    increased marketing expenditures.

     As a result of our competition targeting our same market, individuals and corporate entities interested in ordering gift type items which are ordered and delivered with minimal effort, we will only be able to distinguish our services as the result of our advertising programs. Our goal is to determine methods by which we can maximize traffic to our site. We do not anticipate distinguishing our services from other like services available in the market.

Raw Materials

     A variety of factors affect the supply of flowers in the United States and the price of floral products. If the supply of flowers available for sale is limited due to weather conditions or other factors, prices for flowers will likely rise and customer demand for floral products may be reduced, causing our revenues and gross margins to decline. Alternatively, our affiliate merchants may not be able to obtain high quality flowers in an amount sufficient to meet customer demand. Even if available, flowers from alternative sources may be of lesser quality and/or may be more expensive than those currently offered by our online floral merchants.

     Most of the flowers sold in the United States are grown by farmers located abroad, primarily in Columbia, Ecuador and Holland, and we expect that this will continue in the future. The availability and price of flowers could be affected by a number of factors affecting these regions, including:

*    import duties and quotas;
*    agricultural limitations and restrictions to manage pests and disease;
*    changes in trading status;
*    economic uncertainties and currency fluctuations;
*    severe weather;
*    work stoppage;
*    foreign government regulations and political unrest; and
* trade restriction, including United States retaliation against foreign trade practices.

     In addition to our floral products we also intend to market gift baskets and gourmet foods, which at different times may be in short supply. As a result of our customers having a large choice of the types of products they may choose to send for their special occasions, we do not anticipate supply problems.

Government Regulation

      The states may implement taxing legislation, which would affect the way our online merchants collect, or do not collect taxes, which would affect our commission revenue. At present we do not intend to collect sales or other similar taxes in respect of sales and shipments of products in that our affiliate merchants will monitor and collect taxes in the appropriate states. However, various states have sought to impose state sales tax collection obligations on out-of-state direct marketing companies such as ours. A successful assertion by one or more of these states that we should collect sales tax on the sale of our products could result in additional costs and corresponding price increases to our customers whether collected by us or our merchant affiliates. Any imposition of state sales and use taxes on products sold over the Internet may decrease customers' demand for products and our revenue.

     Many governmental regulations may impact the Internet, which could affect our ability to conduct business. Any new law or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet or our website. We expect there will be an increasing number of laws and regulations pertaining to the Internet in the United States and throughout the world. These laws or regulations may relate to liability for information received from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services sold over the Internet. Moreover, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing. This could decrease the demand for our products, increase our costs or otherwise adversely affect our business.

     In addition, we cannot predict whether new legislation or regulations governing the The Flower Valet's activities will be enacted by legislative bodies or promulgated by agencies regulating our activities, or what the effect of any such legislation or regulations on our business would be. As a result of our having an office only in the City of Las Vegas, State of Nevada, we are currently only subject to the taxing authority in Clark County, Nevada. We do not have a corporate tax in the State of Nevada. However, we are subject to the laws of the federal government in reference to Federal Trade Commission rules and regulations pertaining to disclosure requirements. The Federal Trade Commission has proposed regulations regarding the collection and use of personal identifying information obtained from individuals when accessing websites, with particular emphasis on access by minors. These regulations may include requirements that we establish procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information and provide users with the ability to access, correct and delete personal information stored by us. Additional, we are subject to the anti-fraud common law statutes of any state where we accept customers. In the future, we may be subject to the taxation of our customer's place of residency or place of purchase.

Employees

     We are a development stage company and currently have only one part-time employee, Christine L. Szymarek, who is also our sole officer and director. We look to Ms. Szymarek for her entrepreneurial skills and talents. For a discussion of Ms. Szymarek's experience, please see "Directors and Executive Officers." Initially Ms. Szymarek will handle all website construction, maintenance, trouble shooting, etc. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock. We are currently relying on the employees of LinkShare and our online merchants to perfect deliveries of products and maintain reporting controls. VeriSign has assisted us in our website design and functions, in addition to maintenance, and troubleshooting. Currently, we are able to generate commissions through our website; however have not commenced any advertising. In order to substantially impact our revenues we will require additional personnel. These personnel will be added to our management when funds are available. We anticipate such availability to be after 12 months.

     Ms. Szymarek is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our SB-2 registration statement, and reviewing and establishing where advertising will commence. As a result of Ms. Szymarek's minimal experience with website-related services, we have relied on VeriSign for assistance, in addition to utilizing the assistance of LinkShare and the various merchants who have approved the links with their websites. At this time we feel that Ms. Szymarek has sufficient website knowledge, when working with our merchants, VeriSign, and LinkShare to manage our website.

                           REPORTS TO STOCKHOLDERS

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information will be available through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's website (http://www.sec.gov).

     We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND PLAN OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements section.

Overview

     We were formed to engage in the business of marketing, selling and distributing floral products, gifts and gourmet foods through our website, www.flowervalet.com. As a result of our recent formation, we have not generated any revenues. However, we anticipate generating revenues from our website, which will primarily consist of commissions paid to us from online suppliers that complete sales from consumers that are forwarded to their website by our link.

     Revenues will be generated from commissions earned on the various products purchased, whether floral products, gifts, gourmet foods, or some other form of products offered by our online merchants. The commissions vary, and are based upon agreements with the different online merchants.

Plan of Operation

     Since our incorporation in August 2002, we have not been engaged in any significant operations nor have we had any significant revenues, as we are in the development stage. Our only recent activities include organization of the Company, the establishment of our website, research over the Internet to determine methods of acquiring market share presence without significant start up expenses start up of our website, and establishment of our relationship with LinkShare. Our goal is to distribute a variety of products through Internet generated sales, at the most cost efficient method.

     To establish our business plan at the lowest possible cost, we have joined the affiliate program of LinkShare, a private company offering our company the ability to link with online merchant sites. LinkShare's affiliate program is a partnership between our site and an online merchants (that is, a website that sells goods or services). As a result of agreement with LinkShare we are able to join a merchant's program, providing us the opportunity to link directly to the merchant's site. LinkShare hosts a password-protected website that offers affiliates such as us to choose amongst some 600 merchants. Through the password-protected LinkShare site we can obtain detailed reports about how our links are performing and how much they have earned. Prior to linking to the merchant's site, each merchant must independently review our site and approve our link to their site. We incur no costs associated with either LinkShare or the online merchant, as their revenues, just like ours, are generated through the sale or in some cases traffic driven to the merchant's site. Thus, we do no have any obligations to LinkShare for either past or future business through LinkShare, as any compensation will be paid directly by the merchant.

     During the next 12 months we plan to focus our efforts on the development of our marketing program of our website, www.flowervalet.com.

     Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to establish an operational website as soon as practical. We have accomplished the goal of setting up an operational website capable of selling floral products, gifts, and gourmet food items through online merchants. Having established our website as operational, we are to commence advertising in selected periodicals, newspapers, and the Internet through banner advertising. Initially we capitalized our company with $7,000 from our sole officer, director and shareholder, Ms. Szymarek. We have utilized a portion of the $7,000 ($2,485.30) to establish our website and set up our corporate organization, and advancing audit fees for our registration, leaving us with a balance of approximately $4,514.70. Our plan of operation indicates expenditures in the following year of at least $25,700, the minimum net proceeds from this offering, to be used for: (i) salaries - $6,000, (ii) office lease - $180, (iii) office equipment - $1,000,
(iv) telephone - $500, (v) office supplies - $500, (vi) annual web address fee - $300, (vii) corporate filing fees - $110, (viii) business taxes - $100,
(ix) license fees - $150, (x) advertising - $8,500, (xi) legal and accounting fees - $3,500, and (xii) working capital - $4,860. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. Our sole officer and director, Ms. Szymarek has agreed to continue her part time work for a period of two years without pay if required. We have allocated $6,000 toward salaries from our minimum funds raised to pay for Ms. Szymarek's duties for us at the rate of $500 per month for one year. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months based upon our funds on hand of $4,514.70; however, we would not be in a position to advertise for our products and services or pay for salaries, thus we would not anticipate any significant revenues. Since our website is operational, we can conduct business and earn revenues.

     Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate maintaining control over our advertising, especially on the Internet, to assist us in determining the allocation of our limited advertising dollars. Our ability to make these decisions will be partially based upon reports we receive from LinkShare.

     Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months. However, out of the minimum funds received from our offering we anticipate the need to acquire computer equipment in the approximate sum of $1,000.

     Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced generating revenues based upon the expenditures of our advertising dollars, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:
     As a result of our being a development stage company with minimal amounts of equity capital initially available, $7,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $7,000; (2) goals based upon our funding of $30,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000.

     Stage I: Development of our business operations based upon our President's investment of $7,000.
* To set up our corporate structure (file for incorporation) and set up corporate governance. Accomplished through the incorporation in Nevada in August of 2002. Total costs approximately $560.
* To establish our place of business as Las Vegas, Nevada (a state with no corporate income tax). Accomplished in August of 2002. Total costs approximately $180.
* To obtain our proper business licenses and taxation certificates to do business in the City of Las Vegas, Clark County, Nevada. Accomplished in February 2002. Total costs approximately $220.
* To develop an operational website at the lowest possible cost. Accomplished through our sign on with VeriSign. Total costs $84.95.
* To retain counsel and an auditor to assist in preparation of documents providing for the raising of $30,000 to complete Stage II of our Plan of Operations. Accomplished in August 2002. Total costs approximately $2,485.30. (Counsel to be paid from proceeds of offering in the sum of $2,000. Auditor has been paid $1,500).

     Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $25,700. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of The Flower Valet, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our website as currently operational, generates sufficient revenues to incur additional advertising expenses.

* To enhance the website - to maximize the number of hits (the number of times individuals and or entities utilize the website). Our website visibility is very critical for our Plan of Operation. To promote the website through both traditional and Internet advertising.
* Traditional - Advertising focused in publications and periodicals, etc. Within 90 days of our receipt of funds from this offering (minimally $8,500) we anticipate advertisements drawing traffic to our site.
* Internet - Internet Banner Ads focused on strategic locations oriented to websites where consumers would be likely to notice the advertisement. Within 75 days of our receipt of funds from this offering we anticipate commencing our first banner add.
* To provide a base salary of $6,000 for our President, in addition to covering other expenses


     Stage III: Development of our business operations based upon our receipt of the maximum offering proceeds of $100,000.
* To hire personnel, including the payment of a salary to our President, to operate the day to day activities of The Flower Valet. With the raising of $100,000 in Stage III, we intend to pay our President a salary of $20,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of $60,000 would be utilized for legal, accounting, advertising and general office expenses.

     Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operations and the milestones set forth. We currently have insufficient capital to commence significant operations and are dependent on the proceeds of this offering to begin such operations. Although our website is currently operational and we plan on achieving some level of revenues in the near term, our Plan of Operations is premised upon having advertising dollars available. We believe that the advertising dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise a minimum of $30,000, with net proceeds of $25,700, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

Liquidity and Capital Resources

     Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through the issuance of common stock which has resulted in our receipt of $7,000. We have expended $2,485.30 as of the date of this offering, leaving us with a cash balance of $4,514.70. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

     We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product packaging, provide order fulfillment through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

                                 FACILITIES

     We currently maintain a mailing address at 2950 E. Flamingo Rd, Suite B-A1, Las Vegas, NV 89121. Our yearly rent of $180 is pre-paid annually. Additionally, Ms. Szymarek, our sole officer and director, occasionally will utilize her home to conduct business on our behalf. Ms. Szymarek does not receive any remuneration for the use of her home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

     As a result of our method of operations and business plan we do not require personnel other than Ms. Szymarek, to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however it is unknown at this time how much space or how many individuals will be required.

                        MARKET PRICE OF COMMON STOCK

     We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of August 31, 2002 there was 1 stockholder of our common stock, Ms. Szymarek.

                                  DIVIDENDS

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:
*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
and
*    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Christine L. Szymarek from inception (August 22, 2002) to August 31, 2002.

Summary Compensation Table

                                                             Long Term
                            Annual Compensation            Compensation
    Name and
   Principal                           Other Annual    Restricted
    Position     YTD   Salary  Bonus   Compensation       Stock     Options
Christine L.
Szymarek,
President,
Secretary
Treasurer        2002   $-0-    -0-         -0-        350,000 (1)    -0-

(1) The 350,000 shares of Restricted Common Stock were purchased by Christine
L. Szymarek at $0.02 per share.

Future Compensation

      Ms. Szymarek has agreed to provide services to us for a period of two years without compensation, or until such time as we have raised funds from this offering, or generated at least $100,000 in revenues. In the event we have raised the minimal proceeds, then in that event we have allocated $6,000 to the salary of Ms. Szymarek, paid $500 monthly. In the event we are successful in raising the maximum proceeds, $100,000, then in that event we would pay Ms. Szymarek a salary of $20,000 from such proceeds.

Board Committees

     We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Company does not lease or rent any property other than the mail box address, which is leased at a value of $180 per annum. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

     During August of 2002, Ms. Szymarek acquired 350,000 shares of common stock, at a price of $.02 per share. Ms. Szymarek is the sole officer, director, shareholder, and promoter of The Flower Valet. The proceeds from the sale of the shares to Ms. Szymarek, $7,000, constituted the initial capitalization of the company.

     On September 1, 2002, Ms. Szymarek executed a "Lock-Up Agreement" pertaining to the 350,000 shares in anticipation of filing this registration in the State of Nevada. The lock up agreement is effective on September 1, 2002 and continues in effect until the earlier of (i) a period of three years from the date of this Offering; (ii) when the Company's stock is traded on the NASD "Over-the-Counter Bulletin Board" at an average share price of greater than the price in this prospectus for a minimum of three months;
(iii) the Shares are listed on the NASDAQ "Small Cap" or higher market; (iv) the Company has paid the initial purchase price back to the purchasing shareholders in the form of Company dividends; or (v) in accordance with the other terms of the agreement.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 650,000 shares of common stock, assuming the minimum of 300,000 shares are sold, and 1,350,000 shares of common stock outstanding, assuming the maximum of 1,000,000 shares are sold.

     Of these shares, the 300,000 shares of common stock sold in this offering if the minimum number of shares is sold, or 1,000,000 if the maximum number of shares are sold, will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 350,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The holders of record of each class of common equity is one stockholder. The shares making up the 350,000 were purchased on August 22, 2002. All restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

* no restricted shares will be eligible for immediate sale on the date of this prospectus; and
* the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates and as restricted by the lock-up agreement.

     In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of The Flower Valet, or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

*    one percent of the then outstanding shares of our common stock; or
* the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

     Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of The Flower Valet at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser's written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In August 2002, we engaged the services of Beckstead and Watts, LLP of Las Vegas, Nevada, to provide an audit of our financial statements for the period from August 22, 2002 (inception) to August 31, 2002. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                              THE FLOWER VALET

                        INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                             F-1
BALANCE SHEET                                                            F-2
STATEMENT OF OPERATIONS                                                  F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                        F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                        F-6-F-9

BECKSTEAD and Watts, LLP
Certified Public Accountants
                                                       3340 Wynn Rd., Suite C
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                             702.362.0540 fax

                        INDEPENDENT AUDITORS' REPORT

September 4, 2002

Board of Directors
The Flower Valet
Las Vegas, NV

We have audited the Balance Sheet of The Flower Valet (the "Company") (A Development Stage Company), as of August 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period August 22, 2002 (Date of Inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that We plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Flower Valet (A Development Stage Company) as of August 31, 2002, and the results of its operations and cash flows for the period August 22, 2002 (Date of Inception) to August 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.



Beckstead and Watts, LLP

                              The Flower Valet
                        (a Development Stage Company)
                                Balance Sheet

                                                          August 31, 2002
Assets

Current assets:
  Cash                                                    $         6,024
                                                             ------------
     Total current assets                                           6,024

                                                             ------------
                                                          $         6,024
                                                             ============

Liabilities and Stockholder's Equity
Current liabilities:                                      $             -
     Total current liabilities                                          -
                                                             ------------
Stockholders' equity:

Preferred stock, $0.001 par value, 10,000,000 shares
  authorized, no shares issued and outstanding                         --
Common stock, $0.001 par value, 100,000,000 shares
  authorized, 350,000 shares issued and outstanding                   350
Additional paid-in capital                                          6,650
(Deficit) accumulated during development stage                      (976)
                                                             ------------
     Total Stockholders' Equity                                     6,024
                                                             ------------
                                                          $         6,024
                                                             ============

 The accompanying notes are an integral part of these financial statements.

                              The Flower Valet
                        (a Development Stage Company)
                           Statement of Operations

                                                          August 22, 2002
                                                          (inception) to
                                                            August 31,
                                                               2002
Revenue                                                   $            --
                                                             ------------
Expenses:
  General and administrative expenses                                 976
                                                             ------------
     Total expenses                                                   976
                                                             ------------
Net (loss)                                                $         (976)
                                                             ============
Weighted average number of
  common shares outstanding                                       350,000
                                                             ============
Net (loss) per share                                      $        (0.00)
                                                             ============

 The accompanying notes are an integral part of these financial statements.

                              The Flower Valet
                        (a Development Stage Company)
                Statement of Changes in Stockholders' Equity
        For the Period August 22, 2002 (Inception) to August 31, 2002
                       Common Stock  Additiona   (Deficit)      Total
                          Shares         l      Accumulated  Stockholders
                          Amount      Paid-in     During          '
                                      Capital   Development     Equity
                                                   Stage
Balance, August 22,
2002                       -  $    - $        - $         -  $          -

Shares issued for    350,000     350      6,650           -         7,000
cash

Net (loss)
 period ended August
31, 2002                                              (976)         (976)
                       -----     ---    -------    --------    ----------
Balance, August 31,
2002                 350,000  $  350 $    6,650 $     (976)  $      6,024
                     =======     ===    =======    ========    ==========

 The accompanying notes are an integral part of these financial statements.

                              The Flower Valet
                        (a Development Stage Company)
                           Statement of Cash Flows

                                                         August 22, 2002
                                                          (Inception) to
                                                            August 31,
                                                               2002
Cash flows from operating activities
Net (loss)                                               $          (976)
  Shares issued for services                                           --
                                                             ------------
Net cash used by operating activities                               (976)
                                                             ------------
Cash flows from financing activities
  Common stock issued                                               7,000
                                                             ------------
Net cash provided by financing activities                           7,000
                                                             ------------
Net increase (decrease) in cash                                     6,024
Cash - beginning                                                        -
                                                             ------------
Cash - ending                                            $          6,024
                                                             ============
Supplemental disclosures:
  Interest paid                                          $              -
                                                             ============
  Income taxes paid                                      $              -
                                                             ============

The accompanying notes are an integral part of these financial statements

Note 1 - Summary of significant accounting policies

Organization
The Company was organized August 22, 2002 (Date of Inception) under the laws of the State of Nevada, as The Flower Valet, with a year end of December 31. The Company began the business of marketing, selling and distributing floral products, gourmet foods, and gift items. The Company was unsuccessful in conducting any business.

The Company has not commenced significant operations and, in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Revenue recognition
The Flower Valet's revenues and cost of sales are to be recorded on a net basis upon receipt of the revenues generated from commissions earned as the result of sales generated from our website on products sold by our online merchants.

Advertising Costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of August 31, 2002.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at August 31, 2002.

Stock-Based Compensation:
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Earnings per share
The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earning per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Note 2 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

               U.S federal statutory rate   (34.0%)
               Valuation reserve              34.0%

               Total                             -%

As of August 31, 2002, the Company has no net operating loss carryforward for tax purposes, which will be available to offset future taxable income.

Note 3 - Stockholder's equity

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

During August 2002, the Company issued 350,000 shares of its $0.001 par value common stock for $.02 per share or $7,000 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

There have been no other issuances of common or preferred stock.

Note 4 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its ravel related products, incurring costs and expenses. In addition, the Company's development activities since inception have been financially sustained by capital contributions.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The Company plans to raise an additional $30,000 minimum or $100,000 maximum through equity offerings in order to continue operations for the next 12 months. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 - Related party transactions

The Company issued a combined total of 350,000 shares of its $0.001 par value common stock to its director in exchange for cash valued at $7,000.

The Company does not lease or rent any property other than the mail box address, which is leased at a value of $180 per annum. Office services are provided without charge by the Company's director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The estimated fair market value for such facilities are estimated to be $600 per annum.

         _____________________          No  dealer, salesman or any  other
           TABLE OF CONTENTS            person has been authorized to give
                                        any  information or  to  make  any
                                        representation  other  than  those
                                        contained in this prospectus  and,
                                        if given or made, such information
                                        or   representation  must  not  be
                                        relied   upon   as   having   been
                                        authorized  by us. This prospectus
                                        does  not  constitute an offer  to
                                        sell  or  a  solicitation  of  any
                                        offer  to  buy any security  other
                                        than  the  shares of common  stock
                                        offered  by  this prospectus,  nor
                                        does  it  constitute an  offer  to
                                        sell  or  a  solicitation  of  any
                                        offer  to  buy  the  shares  of  a
                                        common  stock  by  anyone  in  any
                                        jurisdiction in which  such  offer
                                        or solicitation is not authorized,
                                        or in which the person making such
                                        offer   or  solicitation  is   not
                                        qualified  to  do so,  or  to  any
                                        person  to whom it is unlawful  to
                                        make  such  offer or solicitation.
                                        Neither   the  delivery  of   this
                                        prospectus  nor  any   sale   made
                                        hereunder    shall,   under    any
                                        circumstances      create      any
                                        implication    that    information
                                        contained herein is correct as  of
                                        any  time  subsequent to the  date
                                        hereof.
                                  Page
Prospectus Summary                 1
Summary Financial Information      2
Risk Factors                       2
  Lack of Operating History        2
  Dependency on sole officer &
director                           2
  Limited Time Involvement by
our sole officer                   3
  Dependency on LinkShare          3
  Competition                      3
  Requirement of additional
capital                            3
  Going Concern                    4
       Lack of profits &
revenues                           4
  No public market for our stock
Special Note Regarding Forward-    4
Looking Statement
Capitalization                     5
Use of Proceeds                    6
Determination of Offering Price    7
Dilution                           8
Plan of Distribution               8
Litigation                         9
Management                         10
Principal Stockholders             10
Description of Securities          11
Legal Matters                      11
Experts                            14
Disclosure of Commission           14
Position of Indemnification of
Securities Act Liabilities
Our Business                       14
Reports to Stockholders            15
Management Discussion and          22
Analysis
Facilities                         22
Market Price of Common Stock       25
Dividends                          26
Executive Compensation             26
Certain Relationships and          26
Related Party Transactions
Shares Eligible for Future Sale    27
Changes in and Disagreements       27
with Accountants
Index to Financial Statements      28
Audited Financials Statements      28
Independent Auditors Report
Balance Sheet                     F-1
Statement of Operations           F-2
Statement of Stockholders'        F-3
Equity
Statement of Cash Flows           F-4
Notes to Financial Statements     F-5
                                  F-6






                                                     $100,000

                                                    PROSPECTUS


                                            DEALER PROSPECTUS DELIVERY
                                                    OBLIGATION

                                        Until the offering termination
                                        date, all dealers that effect
                                        transactions in these securities,
                                        whether or not participating in
                                        this offering, may be required to
                                        deliver a prospectus. This is in
                                        addition to the dealers'
                                        obligation to deliver a prospectus
                                        when acting as underwriters and
                                        with respect to their unsold
                                        allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS
     None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of the directors, officers, and employees of The Flower Valet in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of The Flower Valet if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in The Flower Valet in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

     On August 26, 2002, the Company issued 350,000 of its $0.001 par value common stock at $0.02 per share to its director in exchange for cash at $7,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering." There have been no other issuances of common stock.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.
                                                       Minimum    Maximum
Securities and Exchange Commission registration fee        $9.20      9.20
Accounting fees and expenses                               2,500     2,500
Legal fees and expenses                                    2,000    10,000
Copying                                                      200     1,000
State Filing Fees                                         490.80    490.80
Subscription processing                                      600     2,000
                                               Total      $5,800   $16,000

EXHIBITS
     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

(a)  Documents filed as part of this Report

     1.   Financial Statements:
     A.   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
          Independent Auditors Report                                    F-1
          Financial Statements:
          Balance Sheet For the Period Ending August 31, 2002            F-2
          Statement of Operations For the Period August 22, 2002
          (Inception) through August 31, 2002                            F-3
          Statement of Changes in Stockholders' Deficit For the
          Period August 22, 2002 (Inception) through August 31, 2002 F-4 Statement of Cash Flows For the Period August 22, 2002
          (Inception) through August 31, 2002                            F-5
          Notes to Financial Statements                           F-6 - F-13

(b) Exhibits
                                EXHIBIT INDEX
Exhibit Description

3(i)*   Articles of Incorporation of The Flower Valet filed on
        August 22, 2002

3(ii)*  Bylaws of the Flower Valet

5*      Opinion of the Stoecklein Law Group

10.1*   Lock Up Agreement

10.2*   Office Lease

10.3*   LinkShare Agreement

10.4*   Todd Ream - Agent for the Issuer Letter Agreement

10.5*   Subscription Agreement

11*     Statement Re: Computation of per share earnings

23.1*   Consent of Beckstead and Watts, LLP

23.2*   Consent of the Stoecklein Law Group
*  Filed herewith

UNDERTAKINGS
A.   The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 7, 2002.

THE FLOWER VALET

Signature                 Title                  Date

/s/Christine L. Szymarek  President                     November 7, 2002
Christine L. Szymarek

/s/Christine L. Szymarek  Sole Director                 November 7, 2002
Christine L. Szymarek

/s/Christine L. Szymarek  Principal Executive Officer   November 7, 2002
Christine L. Szymarek

/s/Christine L. Szymarek  Principal Financial Officer   November 7, 2002
Christine L. Szymarek

/s/Christine L. Szymarek Principal Accounting Officer November 7, 2002 Christine L. Szymarek

Financial Statements and Exhibits
(a)  Documents filed as part of this Report

     1.   Financial Statements:
     A.   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
          Independent Auditors Report                                    F-1
          Financial Statements:
          Balance Sheet For the Period Ending August 31, 2002            F-2
          Statement of Operations For the Period August 22, 2002
          (Inception) through August 31, 2002                            F-3
          Statement of Changes in Stockholders' Deficit For the
          Period August 22, 2002 (Inception) through August 31, 2002 F-4 Statement of Cash Flows For the Period August 22, 2002
          (Inception) through August 31, 2002                            F-5
          Notes to Financial Statements                           F-6 - F-13

(b) Exhibits
                                EXHIBIT INDEX
Exhibit   Description

3(i)* Articles of Incorporation of The Flower Valet filed on August 22, 2002

3(ii)*    Bylaws of the Flower Valet

5*        Opinion of the Stoecklein Law Group

10.1*     Lock Up Agreement

10.2*     Office Lease

10.3*     LinkShare Agreement

10.4*     Todd Ream - Agent for the Issuer Letter Agreement

10.5*     Subscription Agreement

11*       Statement Re: Computation of per share earnings

23.1*     Consent of Beckstead and Watts, LLP

23.2*     Consent of the Stoecklein Law Group

*  Filed herewith